Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2024 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – August 6, 2024 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2024 (Q2 2024).

“As expected, our performance in the second quarter was much improved,” said Vincent J. Arnone, President and CEO. “Consolidated revenues rose by 29% compared to last year’s second quarter, driven by a 52% revenue increase in FUEL CHEM® and a 15% rise in APC revenues. We maintained a lean expense profile, continued to invest in new technologies, and our losses narrowed significantly from the prior year period. We are also pursuing new and potentially significant customer demonstrations for our Dissolved Gas Infusion (DGITM) technology. Our financial position at June 30, 2024 was strong, with $30.1 million in cash and investments and no long-term debt.

“Performance for our FUEL CHEM® business segment reflected several factors, including the return of two customers that had largely been dormant over the past two years that commenced utilizing our chemical technology to satisfy regional power demand and, to a lesser extent, contributions from a recently initiated demonstration of our chemical technology program at a new coal-fired unit. The annualized revenue potential at this new client, if it becomes commercial following the demonstration period, will be approximately $1.5 to $2.0 million dollars, and this revenue is expected to generate historic FUEL CHEM gross margins. The rebound in APC reflected the timing of successful project contract execution. Additionally, we were pleased to report the incremental $5.0 million of new APC contract bookings today. Based on ongoing customer discussions, we expect to close several new APC orders during the remainder of the year.”

Mr. Arnone concluded, “We are also very encouraged by ongoing business development initiatives related to our DGI technology. We expect to commence a demonstration at a U.S. fish hatchery to highlight the capabilities of DGI for this aquaculture application in the third quarter of 2024. Should this demonstration prove successful we would expect that DGI would be integrated into this customer’s greenfield project specifications. We are also pursuing additional product demonstrations in multiple end markets as part of our efforts to commercialize DGI as rapidly as possible.”

Q2 2024 Consolidated Results Overview

Consolidated revenues for Q2 2024 rose 29% to $7.0 million from $5.5 million in the three months ended June 30, 2023 (Q2 2023), reflecting higher revenues for both APC and FUEL CHEM.

Consolidated gross margin for Q2 2024 rose to 41.9% of revenues from 36.6% of revenues in Q2 2023, due to increases in operating segment gross margin for both APC and FUEL CHEM.

SG&A expenses increased to $3.3 million from $2.9 million in Q2 2023, primarily reflecting increases in employee compensation and benefit related costs and higher administrative expenses, partially offset by lower real estate taxes. As a percentage of revenues, SG&A expenses declined to 46.1% in Q2 2024 from 53.4% in Q2 2023.

Interest income was flat at $0.3 million. Interest income primarily related to interest received on the held-to-maturity debt securities and money market funds.

Net loss in Q2 2024 was $(0.4) million, or $(0.01) per share, compared to net loss of $(1.0) million, or $(0.03) per share, in Q2 2023.

Consolidated APC segment backlog at June 30, 2024 was $4.3 million compared to $7.5 million at December 31, 2023. Consolidated backlog at June 30, 2024 did not include the aforementioned $5.0 million of new APC contracts.

APC segment revenue improved to $3.9 million from $3.4 million in Q2 2023, primarily related to successful contract execution. APC gross margin rose to 39.1% from 31.4%, primarily due to the mix of APC projects and services executed during the quarter.

FUEL CHEM segment revenue rose to $3.1 million from $2.0 million in Q2 2023, due to the return of dormant customers and product demonstration revenues. Gross margin was 45.5% compared to 45.2%.

Adjusted EBITDA loss was $(0.5) million in Q2 2024 compared to Adjusted EBITDA loss of $(1.2) million in Q2 2023.

Financial Condition

At June 30, 2024, cash and cash equivalents were $10.4 million, short-term investments were $9.7 million, and long-term investments totaled $10.4 million. Stockholders’ equity at June 30, 2024 was $43.6 million, or $1.43 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, August 7, 2024 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$10,404	$17,578
Short-term investments	9,669	12,136
Accounts receivable, less current expected credit loss of $106 and $111, respectively	8,651	6,729
Inventories, net	462	439
Prepaid expenses and other current assets	1,117	1,439
Total current assets	30,303	38,321
Property and equipment, net of accumulated depreciation of $18,823 and $18,703, respectively	4,571	4,539
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $499 and $468, respectively	337	358
Right-of-use operating lease assets, net	551	609
Long-term investments	10,360	3,664
Other assets	756	781
Total assets	$48,994	$50,388
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,938	$2,421
Accrued liabilities:
Operating lease liabilities - current	94	81
Employee compensation	731	1,252
Other accrued liabilities	719	1,934
Total current liabilities	4,482	5,688
Operating lease liabilities - non-current	495	533
Deferred income taxes, net	172	172
Other liabilities	276	281
Total liabilities	5,425	6,674
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,767,329 and 31,361,303 shares issued, and 30,708,273 and 30,385,297 shares outstanding, respectively	317	313
Additional paid-in capital	165,077	164,853
Accumulated deficit	(117,669)	(117,529)
Accumulated other comprehensive loss	(1,886)	(1,748)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,346)	(2,251)
Total stockholders’ equity	43,569	43,714
Total liabilities and stockholders’ equity	$48,994	$50,388

See notes to condensed consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$7,042	$5,461	$11,999	$12,748
Costs and expenses:
Cost of sales	4,090	3,465	7,018	7,947
Selling, general and administrative	3,245	2,915	6,590	6,160
Research and development	422	413	798	631
	7,757	6,793	14,406	14,738
Operating loss	(715)	(1,332)	(2,407)	(1,990)
Interest expense	—	(5)	—	(10)
Interest income	334	307	645	646
Other (expense) income, net	(34)	(14)	1,639	(104)
Loss before income taxes	(415)	(1,044)	(123)	(1,458)
Income tax expense	(6)	—	(17)	—
Net loss	$(421)	$(1,044)	$(140)	$(1,458)
Net loss per common share:
Basic net loss per common share	$(0.01)	$(0.03)	$(0.00)	$(0.05)
Diluted net loss per common share	$(0.01)	$(0.03)	$(0.00)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	30,482,000	30,324,000	30,434,000	30,310,000
Diluted	30,482,000	30,324,000	30,434,000	30,310,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(421)	$(1,044)	$(140)	$(1,458)
Other comprehensive (loss) income:
Foreign currency translation adjustments	5	(48)	(138)	38
Comprehensive loss	$(416)	$(1,092)	$(278)	$(1,420)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2024	2023
Operating Activities
Net loss	$(140)	$(1,458)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	161	154
Amortization	31	30
Non-cash interest income on held-to-maturity securities	(72)	(203)
Stock-based compensation, net of forfeitures	228	187
Changes in operating assets and liabilities:
Accounts receivable	(334)	966
Employee retention credit receivable	(1,677)	—
Inventory	(24)	(135)
Prepaid expenses, other current assets and other non-current assets	367	114
Accounts payable	524	383
Accrued liabilities and other non-current liabilities	(1,728)	(21)
Net cash (used in) provided by operating activities	(2,664)	17
Investing Activities
Purchases of equipment and patents	(204)	(103)
Purchases of debt securities	(11,107)	(9,685)
Maturities of debt securities	7,000	1,500
Net cash used in investing activities	(4,311)	(8,288)
Financing Activities
Taxes paid on behalf of award participants	(95)	—
Proceeds from exercise of stock options	—	42
Net cash (used in) provided by financing activities	(95)	42
Effect of exchange rate fluctuations on cash	(104)	35
Net decrease in cash and cash equivalents	(7,174)	(8,194)
Cash and cash equivalents at beginning of period	17,578	23,328
Cash and cash equivalents at end of period	$10,404	$15,134

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

Three months ended June 30, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$3,949	$3,093	$—	$7,042
Cost of sales	(2,405)	(1,685)	—	(4,090)
Gross margin	1,544	1,408	—	2,952
Selling, general and administrative	—	—	(3,245)	(3,245)
Research and development	—	—	(422)	(422)
Operating income (loss) from operations	$1,544	$1,408	$(3,667)	$(715)

Three months ended June 30, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$3,422	$2,039	$—	$5,461
Cost of sales	(2,347)	(1,118)	—	(3,465)
Gross margin	1,075	921	—	1,996
Selling, general and administrative	—	—	(2,915)	(2,915)
Research and development	—	—	(413)	(413)
Operating income (loss) from operations	$1,075	$921	$(3,328)	$(1,332)

Six months ended June 30, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,267	$5,732	$—	$11,999
Cost of sales	(3,833)	(3,185)	—	(7,018)
Gross margin	2,434	2,547	—	4,981
Selling, general and administrative	—	—	(6,590)	(6,590)
Research and development	—	—	(798)	(798)
Operating income (loss) from operations	$2,434	$2,547	$(7,388)	$(2,407)

Six months ended June 30, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,981	$5,767	$—	$12,748
Cost of sales	(4,941)	(3,006)	—	(7,947)
Gross margin	2,040	2,761	—	4,801
Selling, general and administrative	—	—	(6,160)	(6,160)
Research and development	$—	$—	$(631)	$(631)
Operating income (loss) from operations	$2,040	$2,761	$(6,791)	$(1,990)

Fuel Tech, Inc.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
United States	$4,471	$4,316	$8,066	$10,297
Foreign	2,571	1,145	3,933	2,451
	$7,042	$5,461	$11,999	$12,748

	June 30, 2024	December 31, 2023
Assets:
United States	$45,525	$46,487
Foreign	3,469	3,901
	$48,994	$50,388

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net Loss	$(421)	$(1,044)	$(140)	$(1,458)
Interest income	(334)	(302)	(645)	(636
Income tax expense	6	-	17	-
Depreciation expense	81	75	161	154
Amortization expense	15	19	31	30
EBITDA	(653)	(1,252)	(576)	(1,910)
Stock compensation expense	124	98	228	187
Gain on employee retention credit	-	-	(1677)	-
Adjusted EBITDA	$(529)	$(1,154)	$(2,025)	$(1,723)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense and gain on employee retention credit. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.